EXHIBIT 99.1

Contact:
Shelley Boxer
V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investors/Media:
Eric Boyriven/Rachel Rosenblatt
FTI Consulting
(212) 850-5600

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. PROMOTES ERIK GERSHWIND TO PRESIDENT

Melville, NY, October 24, 2011 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC”, one of the premier distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States, announced today that Erik Gershwind has been promoted to President from Executive Vice President.  He retains his role as Chief Operating Officer.  Mr. Gershwind’s promotion is in keeping with the Company’s previously announced management succession plan.

In his new role, Mr. Gershwind, age 40, will continue to lead the Company’s Sales and Operations functions.  In addition, he will now have responsibility for the Company’s Human Resources Team, Associate Training and Development Program, as well as operational efficiency and cost improvement initiatives.  Eileen McGuire, Executive Vice President of Human Resources, will now report to Mr. Gershwind.  Mr. Gershwind will continue to report to David Sandler, MSC's Chief Executive Officer.

Mr. Sandler commented, “The Company and our Board of Directors could not be more pleased with Erik's dedication, accomplishments and track record of effective leadership throughout his career at MSC.  In his 15 years with the Company, he has made strong contributions to nearly all aspects of the organization.  He has demonstrated himself to be a cultural leader with a passion for winning, for working cross functionally, and for driving us to always do better.  Erik is deeply committed to our culture and to ensuring that our customer focus remains imbedded into everything that we do.  His experience has prepared him well for the increasing responsibilities of his new position.  He continues as a critical driver of the Company’s strategy and success, and we have complete confidence that Erik will continue to be instrumental in driving our shared vision to execute our growth strategy and create long-term value for all stakeholders.”

Prior to becoming Executive Vice President and Chief Operating Officer in October 2009, Mr. Gershwind, age 40, served as Senior Vice President, Product Management and Marketing since December 2005.  Prior to that, he held various positions of increasing responsibility at the Company in business development, sales management, branch integration, and eCommerce.  Mr. Gershwind joined MSC in 1996 as manager of the Company’s acquisition integration initiative, and in 1999 established MSC’s highly successful Internet business as Director of eCommerce.  He has also served on the Company’s Board of Directors since October 2010.

Mr. Gershwind graduated summa cum laude with a B.S. in Economics from the Wharton School of Business, University of Pennsylvania and magna cum laude with a J.D. from Harvard Law School.  He also serves on the board of directors for the Gershwind and Jacobson charitable foundations and as vice-chair of the board of overseers for the University of Pennsylvania Libraries.

About MSC Industrial Direct Co., Inc.
MSC Industrial Direct Co., Inc. is one of the largest direct marketers and premier distributors of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States.  MSC is recognized for its outstanding customer service with over 1,000 sales specialists, approximately 600,000 industrial products, 3,000 suppliers, and 99% in-stock availability.  For more information, visit MSC’s website at http://www.mscdirect.com.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that MSC, or “the Company”, expects, believes or anticipates will or may occur in the future, including statements about the expected benefits of the acquisition shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, problems with successfully integrating acquired operations, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, competition, general economic conditions in the markets in which the Company operates, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's reports on Forms 10-K, 10-Q and 8-K that the Company files with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and the Company assumes no obligation to update these forward-looking statements.

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